                                                               Exhibit 10.18



                                   AMENDMENT


     Simultaneously with the execution by I.C. Isaacs & Co., L.P.
("Isaacs") of an "Assignment of Licenses" attached hereto as Exhibit A with respect to the assignment to Isaacs of certain "Exclusive Domestic License Agreements" identified therein (the "Women's License Agreements"), Isaacs and BHPC Marketing, Inc., the Licensor in said Women's License Agreements, hereby agree to amend the Women's Licenser Agreements as follows:

     1. The royalty rate identified in the "License Agreement Detail Schedule" and in Paragraph 8 (a) (i) that is a part of each Women's License Agreement is deleted and amended to be Five Percent (5%) for the term and any renewal of each Women's License Agreement.

     2. Paragraph 8 (a) (ii) of each Women's License Agreement is deleted in its entirety and amended to read the same as Paragraph 8 (a) (ii) of the "Exclusive Domestic License Agreement" for men's wear executed by Licensor and Isaacs simultaneously herewith (the "Men's Agreement"). A conforming change shall be made in Item 6 of the "License Agreement Detail Schedule" attached to each Women's License Agreement.

     3. The changes noted in highlighted or handwritten fashion on the attached copy (as exhibit B) of the Men's Agreement (which do not include any changes in the "License Agreement Detail Schedule" of the Women's License Agreements except as stated above) are hereby made a part of each Women's License Agreement. For purposes of clarity, the parties may choose to restate each Women's License Agreement to reflect these amendments.

     4. Licensor has granted to Isaacs a right of first refusal with respect to women's wear on the same terms as Paragraph 36 of the Men's License, for women's active wear including, but not limited to, basic T-shirts and basic sweat shirts.

     Executed as of September 1, 1993, intending this document to be binding.



/s/ Robert J. Arnot                           /s/ Don Garrison
-------------------------------------         --------------------------------
I.C. Isaacs & Co., L.P.                       BHPC Marketing, Inc.

Title: Chairman                               Title: Director of Licensing
       ------------------------------                --------------------------

                                 EXHIBIT A

                                 ASSIGNMENT

                                  EXHIBIT B

               CONFORMING CHANGES TO WOMEN'S LICENSE AGREEMENTS
               ------------------------------------------------

                      EXCLUSIVE DOMESTIC LICENSE AGREEMENT        BHPC.12

     THIS AGREEMENT is made and entered into this 1st day of September, 1993 by and between BHPC Marketing, Inc., a corporation duly organized and existing under the laws of California, having its principal place of business at 620 West 135th Street, Gardena, California 90248 (hereinafter referred to as "LICENSOR"), and I.C. Isaacs & Co., L.P., a Delaware Limited Partnership, having its principal place of business at 3840 Bank Street, Baltimore, Maryland, 21224 (hereinafter referred to as "LICENSEE").

     WHEREAS, LICENSOR is the owner with the right to grant licenses of the Trademarks illustrated in Exhibit "A" attached hereto (the "Trademarks"); and

     WHEREAS, LICENSEE is desirous of obtaining the exclusive right to use the aforesaid Trademarks in connection with the import or manufacture and sale of certain licensed products defined herein.

NOW, THEREFORE, it is agreed by the parties as follows:

1.    DEFINITIONS

      The following terms shall have meanings as set forth below:

   a. "Trademarks" shall mean the Trademarks set forth in Exhibit "A", AND ANY SUCH VARIATIONS AS LICENSEE DEVELOPS WITH LICENSOR'S PRIOR WRITTEN APPROVAL;

   b. "Territory" shall mean that geographical area defined in item 1 of the attached License Agreement Detail Schedule.

   c. "Licensed Product" shall be defined as set forth in item 2 of the attached License Agreement Detail Schedule.

   d. "Net Shipments" shall mean the aggregate total of the gross dollar amount invoiced its purchasers by LICENSEE for all the Licensed Product sold under the Trademarks reduced by the amount OF SHIPPING COSTS, TAXES, INSURANCE, any customary trade allowances and, subject to the provisions of Paragraph 8f.,k returns actually credited. No deduction shall be made for commissions nor for any costs incurred in the manufacture, sale, distribution or exploitation of the Licensed Product.

2.    RIGHTS GRANTED

      LICENSOR hereby grants to LICENSEE, upon the terms and conditions set forth herein, an exclusive, personal, non-transferable, non-assignable license, without the right to grant sublicenses, to use the Trademarks solely on or in conjunction with the design, manufacture, import, distribution, advertising, promotion, shipment, and sale of the Licensed Product in the Territory. This license is extended to and includes wholesale sales only and does not include retail sales.

3.    OWNERSHIP OF ARTWORK AND DESIGNS

      LICENSEE acknowledges and agrees that LICENSOR is the owner of all artwork and designs involving the Licensed Product and/or Trademarks, or any reproductions thereof, notwithstanding their invention or use by LICENSEE and that such artwork and designs will remain the property of LICENSOR who shall be entitled to use and license others to use same, subject to the provisions of this Agreement. THIS PARAGRAPH 3 DOES NOT EXTEND TO ARTWORK AND DESIGNS DEVELOPED FOR LICENSEE BY THIRD PARTIES AND NOT OWNED BY LICENSEE IF THEY DO NOT INVOLVE THE TRADEMARKS, AND GENERIC ARTWORK AND DESIGNS WHICH ARE NOT DEVELOPED SPECIFICALLY FOR THE LICENSED PRODUCTS AND WHICH LICENSEE USES OR INTENDS TO USE, DEVOID OF THE TRADEMARKS, WITH LICENSEE'S OTHER PRODUCT LINES. THROUGHOUT THE TERM OF THIS AGREEMENT, LICENSOR WILL CONTINUE TO PROVIDE LICENSEE ARTWORK, DESIGNS, AND COPY READY MATERIALS REGARDING THE TRADEMARKS AS LICENSOR PROVIDES TO ITS LICENSEES GENERALLY, AND AS REASONABLY REQUESTED BY LICENSEE.

4.    GOOD WILL AND PROMOTIONAL VALUE

   a. LICENSEE recognizes the value of the good will associated with the Trademarks and acknowledges that the Trademarks, and all rights therein and the good will pertaining thereto, belong exclusively to LICENSOR. LICENSEE further recognizes and acknowledges that the Trademarks have acquired secondary meaning in the mind of the public.

   b. LICENSEE agrees that its use of the Trademarks shall inure to the benefit of LICENSOR and that LICENSEE shall not, at any time, acquire any rights in the Trademarks by virtue of any use it may make of the Trademarks.

   c. LICENSEE acknowledges that LICENSOR is entering into this Agreement not only in consideration of the royalties paid hereunder but also for the good will and promotional value to be secured by LICENSOR for the Trademarks as a result of the manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of the Licensed Product by LICENSEE.

BHPC.12

5.    QUALITY STANDARDS, PRODUCT APPROVALS, AND INSPECTION

   a. The quality of the Licensed Product, as well as the quality of all promotional, advertising and packaging material (see Paragraph 6) which includes the Trademarks (the "promotional and Packaging Material"), shall be at least as high as the best quality of similar products and promotional, advertising and packaging material presently shipped, distributed, sold, used, manufactured or licensed by LICENSOR in the Territory and shall be in full conformance with all applicable laws and regulations. LICENSEE acknowledges that the maintenance of the high quality of the Licensed Product, and the control by LICENSOR over the nature, quality and manner of distribution of all Licensed Products, are essential elements of this license. All elements of the Licensed Product and use of the Trademarks shall be subject to the prior written approval of LICENSOR. Except as specifically provided in Paragraph 8d, below, LICENSEE shall not offer for sale, advertise, promote, distribute, or use for any purpose any Licensed Product that is damaged, defective, or are "seconds".

   b. In order to maintain the high quality standard prescribed by LICENSOR, LICENSEE may not manufacture, use, offer for sale, advertise, promote, ship and/or distribute any Licensed Product or any Promotional Packaging Material relating to the Licensed Product until it has received all written approvals of same from LICENSOR in the manner provided herein. Such approval shall not be unreasonably withheld. Should LICENSOR fail to approve in writing any of the submissions furnished it by LICENSEE within fourteen (14) days from the date of submission thereof, such failure shall be considered to be a disapproval thereof. LICENSOR SHALL EXERCISE REASONABLE EFFORTS TO EXPRESSLY COMMUNICATE APPROVAL OR DISAPPROVAL TO LICENSEE AND TO PROVIDE ADEQUATE EXPLANATIONS TO LICENSEE FOR ANY DISAPPROVAL.

   c. Before commencing, or authorizing third parties to commence, the design or development of any Licensed Product or of any Promotional and Packaging Material which have not been previously approved in writing by LICENSOR:

BHPC.12

      (i) Prior to the production of the Licensed Product, there shall be a pre-production showing of the Licensed Product at a time and date to be mutually agreed upon by the parties. DURING THIS SHOWING, LICENSEE shall submit for LICENSOR's prior written approval all final designs, specifications, fabrications, and color information.

      (ii) Prior to the production of each collection (also known in the trade as a "line" or a "season"), LICENSEE shall submit to LICENSOR a completed "Sample Approval Form" (Exhibit "B-1") for each proposed item of the Licensed Product along with: at least one (1) final sample of each style in the collection; two (2) sets of material which shows color and fabrication, to be attached to a "Swatch Approval Form" (Exhibit "B-2"), and one (1) photograph or rendering of each sample to be attached to the "Sample Approval Form" (Exhibit "B-1"). Samples submitted for approval shall be of the same quality as the Licensed Product that is produced and distributed. Once a proposed item of the Licensed Product has been approved, LICENSEE shall not deviate in any material respect from: (1) any information, description or specification on the "Sample-Approval-Form" or "Swatch Approval Form"; or (2) the quality of or material used on an approved sample, without the prior written consent of LICENSOR. Each style, color and fabrication must be approved for each season, regardless of whether it was approved for a prior season, PROVIDED THAT PREVIOUSLY APPROVED LICENSED PRODUCTS SHALL NOT BE DISAPPROVED FOR A NEW COLLECTION EXCEPT FOR SUBSTANTIAL REASONS.

      (iii) Within two (2) weeks following the commencement of each first production run of the Licensed Product (or, if production of the various styles of the Licensed Product commences at different times, within two (2) weeks after commencement of each style's first production run), LICENSEE shall deliver to LICENSOR, at least one (1), but no more than two (2), finished production samples of each style. If the style, appearance or quality of any production sample is MATERIALLY different from what was previously approved, LICENSEE shall make the necessary changes so that it conforms to what was originally approved OR SHALL OTHERWISE SEEK LICENSOR'S APPROVAL.

    d. LICENSEE agrees that the Licensed Product and all Promotional and Packaging Material shall contain only those PROPRIETARY legends, markings and/or notices as REASONABLY required from time to time by LICENSOR to give appropriate notice to the consuming public of LICENSOR's right, title and interest thereto. THE FORM OF SUCH LEGENDS, MARKINGS AND NOTICES SHALL BE AS DESCRIBED IN "EXHIBIT A" ATTACHED HERETO, UNLESS THE PARTIES AGREE OTHERWISE.

    e. LICENSOR may, periodically and from time to time during the term of this Agreement, AT REASONABLE INTERVALS, require that LICENSEE submit to LICENSOR, at no cost to LICENSOR, or LICENSOR or its designees may randomly select and retain during the inspection referred to in Subparagraph 5f, below, one (1) additional set of Production Samples of the Licensed Product and/or the Promotional and Packaging Material relating to the Licensed Product for subsequent review and written approval of trademark usage and notice on same. LICENSOR WILL PROMPTLY ADVISE LICENSEE OF ANY CONCERNS REGARDING TRADEMARK USAGE AND NOTICE, AND THE PARTIES WILL COOPERATE IN GOOD FAITH TO RESOLVE THE CONCERNS.

    f. To assure that the provisions of this Paragraph 5 are being observed, LICENSEE agrees that it will allow LICENSOR or its designees, periodically and from time to time AT REASONABLE INTERVALS during the term of this Agreement, to enter LICENSEE's premises and/or the premises where the Licensed Product is being manufactured or inventoried during regular business hours and upon reasonable notice, for the purposes of inspecting and CONFIRMING the Licensed Product and the Promotional and Packaging Material relating to the Licensed Product CONFORM TO THE SAMPLES PREVIOUSLY APPROVED BY LICENSOR. LICENSEE shall provide to LICENSOR the addresses and telephone numbers of all facilities, including third party manufacturers, at which the Licensed Product is manufactured. LICENSEE's agreements with third party manufacturers and warehousing facilities shall provide for the right of LICENSOR to inspect such third party's facilities. Inspections, WHICH WILL BE
       AT LICENSOR'S COST, may include any reasonable actions necessary to assure LICENSOR that the Licensed Product is made and displayed in accordance with this Agreement, including, but not limited to, laboratory testing.

    g. In the event that the quality standards and/or trademark and copyright usage and notice requirements hereinabove referred to are not met, then, upon receipt of written notice from LICENSOR THE PARTIES
       SHALL COOPERATE IN GOOD FAITH TO RESOLVE LICENSOR'S CONCERNS AND, absent resolution, LICENSEE shall immediately discontinue any and all activities with respect to the Licensed Product in connection with which the said quality standards and/or trademark and copyright usage and notice requirements have not been met. LICENSEE SHALL NOT BE REQUIRED TO DISCONTINUE ANY PRACTICE PREVIOUSLY
       APPROVED IN WRITING BY LICENSOR.

6.     ADVERTISING/USE OF THE TRADEMARK

    a. LICENSEE will adopt and carry out its own marketing and advertising program with respect to the Licensed Product. LICENSEE agrees that LICENSEE's advertising, public relations and sales promotion activities will be subject to prior consultation with, and written approval by, LICENSOR as to the general form and content only with respect to the use of the Trademarks and other notices.

    b. Before publication of any advertisement or promotion, LICENSEE shall submit every element of the advertisement or promotion to LICENSOR for written approval hereunder using the "Advertising Approval Form" (Exhibit "B-3").

    c. SUBJECT TO LICENSED PRODUCT AVAILABILITY AT THE TIME OF THE REQUEST, LICENSEE agrees that upon request of LICENSOR, AND AT LICENSOR'S
       COST FOR SHIPPING, DELIVERY AND INSURANCE, IT shall loan a reasonable number of Licensed Products to LICENSOR and its other licensees for advertising and promotional purposes. LICENSEE SHALL RECEIVE THE SAME BENEFIT FROM OTHER LICENSEES OF LICENSOR. SAID PRODUCTS SHALL BE RETURNED TO LICENSEE IN THE ORIGINAL CONDITION.

    d. LICENSOR may purchase the Licensed Product from LICENSEE at the cost of manufacture, PLUS SHIPPING, DELIVERY, TAXES AND INSURANCE COSTS TO LICENSEE, PROVIDED NO SUCH LICENSED PRODUCTS MAY BE USED BY LICENSOR FOR RESALE. No royalty shall be payable to LICENSOR.

    e. Advertising directed to the public may not feature the name of

       LICENSEE. If approved, advertising directed to the trade may feature the following: BHPC Marketing, Inc. under Trademark License to (Name of LICENSEE).

    f. LICENSEE agrees that the Trademark will appear on each Licensed Product and its packaging, if any. LICENSEE shall use only those tags, labels and packaging materials which have been previously approved in writing. All tags, labels and packaging materials bearing the Trademark must be submitted on the "Advertising Approval Form" (Exhibit "B-3").

    g. LICENSEE shall affix such legends, markings and notices on all License Product as are required by LICENSOR UNDER SUBPARAGRAPH 5.D. AND the law.

    h. LICENSEE must submit for approval to LICENSOR a printer's proof of each ADVERTISING AND PROMOTIONAL ITEM before final printing.

7.     DURATION OF THE AGREEMENT

    a. This Agreement shall continue for three (3) consecutive Contract Years in respective durations as set forth in item 3 of the attached License Agreement Detail Schedule (hereinafter collectively the "Initial Term") and shall then expire unless sooner terminated in accordance with the terms and conditions set forth herein.

    b. If LICENSEE is not in breach of this Agreement at the time of renewal, notice is given to LICENSOR, LICENSEE shall have three (3) consecutive options to renew this Agreement for three (3) consecutive contract periods, i.e. Contract Years, of one (1) year each (hereinafter collectively the "Renewal Term"). In order to exercise each individual option, LICENSEE must provide LICENSOR with written notice of its intention to exercise each respective option and such written notice must be received by LICENSOR no later than one hundred eighty (180) days prior to the expiration of the Initial Term or immediately preceding Contract Year of the Renewal Term. In the event that LICENSEE fails to exercise any of the aforementioned options in a timely manner, the license granted herein to LICENSEE will thereafter become non-exclusive for the remaining term of this Agreement ONLY FOR THE PURPOSES OF ALLOWING LICENSOR TO enter into such arrangements as it deems appropriate with respect to the licensing of the Trademarks and the

       Licensed Product, BUT NO LICENSED PRODUCTS MANUFACTURED BY ANOTHER PARTY SHALL BE SOLD PRIOR TO THE EXPIRATION OF THIS AGREEMENT. Except as specifically set forth herein to the contrary, LICENSEE's performance in the Renewal Term shall be pursuant to the same terms and conditions recited herein for the Initial Term.

8.     ROYALTIES

    a. "Royalty", as used in this Agreement, shall consist of the sum of the following:

       (i) LICENSEE agrees to pay LICENSOR, during the term of this Agreement, a Royalty in an amount equal to five percent (5%) of the Net Shipments by LICENSEE for Licensed Product sold under the Trademarks; and

       (ii) LICENSEE agrees to expend during the term of this Agreement, an amount equal to one percent (1%) of the Net Shipments by LICENSEE for Licensed Product sold under the Trademarks in advertising of the Licensed Product and Trademarks. LICENSEE shall, on the day following the last day of each respective Contract Year, submit to LICENSOR any documentation as shall be reasonably requested by LICENSOR to evidence the expenditure of the Advertising Royalty. In the event that LICENSEE fails to spend the entire Advertising Royalty during the respective Contract Year in which the Advertising Royalty was to be expended hereunder, LICENSEE will, on the day following the last day of the respective Contract Year, pay to LICENSOR the total sum of the Advertising Royalty which was not expended hereunder. No Advertising Royalty will be paid on "Off Price" Merchandise.

    b. LICENSEE shall pay to LICENSOR, concurrently with the execution of this Agreement with respect to the First Contract Year, an Advance Royalty Payment equal to the amount set forth in item 5 of the attached License Agreement Detail Schedule, no part of which shall be refundable. The Advance Royalty Payment shall not reduce or offset the payment of any Guaranteed Annual Minimum Royalty hereunder. However, the Advance Royalty Payment may be applied to reduce and offset the payment of any royalty due hereunder in excess of the Guaranteed Annual Minimum Royalty DUE IN THE FIRST TWO (2) CONTRACT YEARS.

BHPC.12


    c. Promotional Merchandise shall be defined as regular line Licensed
       Product which is sold as an incentive at a discounted price. In the event LICENSEE is desirous of increasing Promotional Merchandise shipping beyond fifteen percent (15%) of total production of Licensed Product in any Contract Year, LICENSEE must first receive LICENSOR's prior written approval thereof on a case-by-case basis.

    d. Off-priced Merchandise shall be defined as either close-out Licensed Product or substandard Licensed Product. In the event LICENSEE is desirous of increasing Off-priced Merchandise shipping beyond fifteen percent (15%) of total production of Licensed Product in any Contract Year, LICENSEE must receive LICENSOR's prior written approval thereof on a case-by-case basis. In no event will LICENSEE offer for sale, or distribute any substandard Licensed Product unless the Licensed Product are clearly identified to the consuming public as being "seconds".

    e. LICENSEE shall keep complete, detailed and accurate records of all Promotional and Off-priced Merchandise sales, which records shall be available to LICENSOR for inspection AT LICENSEE'S PREMISES during regular business hours.

    f. For the purposes of this Agreement, LICENSEE agrees that aggregate returns of the Licensed Product credited during any Contract Year hereunder shall not exceed FIVE percent (5%) of the gross dollar amount invoiced by LICENSEE for all the Licensed Product sold during the respective Contract Year (the "Returns Limitation"). In the event that aggregate returns of the Licensed Product exceed the Returns Limitation, all returns of the Licensed Product in excess of the Returns Limitation shall not be deducted from the gross dollar amount of sales of the Licensed Product in determining Net Shipments hereunder.

9.     PAYMENT

    a. The payments provided for in Paragraph 8, above, shall be based upon all Net Shipments in each calendar month (the "Royalty Period") and shall be due and payable by LICENSEE to LICENSOR by the twentieth
       (20th) day of the next following calendar month. All Guaranteed Monthly Royalty Payments are due and payable IN ACCORDANCE WITH PARAGRAPH 1.0(E) BELOW by LICENSEE to LICENSOR on the twentieth

BHPC.12


       (20th) day of each respective calendar month for that Contract Year.
       At the time of each such payment, LICENSEE shall provide LICENSOR with a complete, accurate, written statement of its Net Shipments of Licensed Product for the Royalty Period. The written statement of Net Shipments of Licensed Product (a copy of which is attached hereto as Exhibit "B-4") must be certified as accurate by LICENSEE and will include, but will not be limited to, information as to: each respective invoice number (in sequential order inclusive of all "voided" invoices), invoice date, customer name or number, gross dollar amount invoiced, terms of any customary trade allowances (as a percentage and in aggregate dollars), actually credited returns (in aggregate dollars), and other deductions taken against the gross dollar amount invoiced, and any such other further information as LICENSOR may from time to time REASONABLY
       REQUEST, SOLELY FOR PURPOSES OF VERIFYING THE ACCURACY OF THE ROYALTY PAYMENTS. Such statements shall be furnished to LICENSOR whether or not any Licensed Product has been shipped, distributed and/or sold during the preceding Royalty Period and whether or not any monies are then due LICENSOR.

    b. LICENSEE's statements and all amounts payable to LICENSOR by LICENSEE shall be submitted to:
                      BHPC Marketing, Inc.
                      620 West 135th Street
                      Gardena, California 90240
                      Attn: Royalty Receivables Department

    c. The receipt and/or acceptance by LICENSOR of any of the statements or reports furnished or payments paid hereunder to LICENSOR (or the cashing of any checks paid hereunder) shall not preclude LICENSOR from questioning the correctness thereof at any REASONABLE time THEREAFTER and, in the event that any inconsistencies or mistakes are discovered in such statements, reports, or payments, they shall immediately be rectified by LICENSEE and the appropriate payment shall immediately be made by LICENSEE UNLESS LICENSEE DISPUTES IN GOOD FAITH LICENSOR'S EVALUATION OF THE PAYMENTS IN WHICH CASE THE PARTIES WILL HAVE 20 DAYS TO RESOLVE THE DISPUTE.

    d. All payments made hereunder shall be in United States currency or

BHPC.12

       checks drawn on a United States bank.

    e. Time is of the essence with respect to all payments to be made hereunder by LICENSEE. In the event LICENSEE shall fail to pay any sum required to be paid by this Agreement after the due date thereof, the amount owing shall thereupon bear interest at the maximum annual percentage rate allowable by law from the due date until paid.

10.    GUARANTEES

    a. Guaranteed Annual Royalty Payments - LICENSEE shall pay, for each Contract Year during the term of this Agreement, beginning with the First Contract Year, the respective Guaranteed Annual Royalty Payments set forth in item 7 of the attached License Agreement Detail Schedule.

    b. Guaranteed Target Net Shipments - If, in any Contract Year, LICENSEE does not achieve the Guaranteed Target Net Shipment Volume figure set forth in item 7 of the attached License Agreement Detail Schedule LICENSOR may, at its option, immediately thereafter terminate this Agreement in writing BY GIVING LICENSEE WRITTEN NOTICE NOT LATER THAN THIRTY (30) DAYS AFTER THE END OF THE CONTRACT YEAR.

    c. Guaranteed Net Shipments - If, in any Contract Year, LICENSEE does not achieve the Guaranteed Net Shipments figure set forth in item 7 of the attached License Agreement Detail Schedule LICENSOR may, at its option, immediately thereafter terminate this Agreement in writing by giving LICENSEE WRITTEN NOTICE NOT LATER THAN THIRTY (30) DAYS AFTER THE END OF THE CONTRACT YEAR.

    D. TERMINATION UNDER SUBPARAGRAPHS 10.B. AND 10.C. ABOVE SHALL BE WITHOUT FURTHER RECOURSE BY LICENSOR UNDER THIS AGREEMENT; EXCEPT FOR PAST ROYALTIES DUE.

    E. Guaranteed Monthly Royalty Payments - In order to ensure that the above guarantees are met, LICENSEE shall pay to LICENSOR each month pursuant to Paragraphs 8 and 9, above, the respective Guaranteed Monthly Royalty Payments set forth in item 7 of the attached License Agreement Detail Schedule for each Contract Year during the term of this Agreement. In the event that any actual Monthly Royalty Payment calculated in accordance with Paragraph 8, above, is less than the applicable

BHPC.12


       Guaranteed Monthly Royalty Payment, LICENSEE shall pay to LICENSOR the Guaranteed Monthly Royalty Payment in accordance with Paragraph 9. In the event that any actual Monthly Royalty Payment calculated in accordance with Paragraph 9 exceeds the Guaranteed Monthly Royalty Payment, the actual Royalty payment shall be paid to LICENSOR in accordance with Paragraph 9.

    f. In the event of the termination of this entire Agreement, LICENSEE is obligated to pay the balance of the Guaranteed Annual Royalty Payments due for the remainder of the Contract Years IN THE THEN CURRENT TERM, and payment in full shall be due and payable within thirty (30) days of said termination AS LICENSOR'S ONLY RECOURSE IN THE EVENT OF TERMINATION.

   11. EXPLOITATION BY LICENSEE

    a. LICENSEE agrees to commence, and diligently continue thereafter, the distribution, shipment and sale of each category of the Licensed Product in commercially reasonable quantities in the Territory on or before the respective distribution date set forth next to each category of the Licensed Product described in item 2 of the attached License Agreement Detail Schedule.

    b. LICENSEE agrees that the Licensed Product will be sold, shipped and distributed outright, at a competitive price DETERMINED BY LICENSEE, and not on an approval, tie-in, consignment, or "sale or return" basis. LICENSEE further agrees that the Licensed Product will only be KNOWINGLY sold to retailers, jobbers, wholesalers and distributors for sale, shipment and distribution to retail stores and merchants commonly considered and referred to in the industry as MODERATE OR BETTER department stores and specialty stores for sale, shipment and distribution direct to the public. Notwithstanding the foregoing to the contrary, LICENSOR agrees that the Licensed Product may also be sold to those retail stores commonly considered and referred to in the industry as "Warehouse Clubs" (such as Price Club, Sam's Warehouse, Pace, Costco, B.J.'s) so long as the total Net Shipment volume of Licensed Product sold to such "Warehouse Clubs" does not exceed twenty five percent (25%)

BHPC.12

     of LICENSEE's annual Net Shipment volume. Any sale of Licensed Product exceeding twenty five percent (25%) of LICENSEE's Net Shipment volume will be deemed a material breach of this Agreement and LICENSOR will have the right thereafter to terminate this Agreement. The manner and scope of the distribution of the Licensed Product, availability, variety, fabrication, colors and sizes are critical to the promotion, enhancement and protection of the Trademarks and their associated goodwill. LICENSEE acknowledges that it has no right to and shall not sell or distribute the Licensed Product to any diverter or to anyone whose sales or distribution are or will be made for publicity, promotional or tie-in purposes, combination sales, premiums, giveaways, direct mail, electronic shopping, vending machines or similar methods of merchandising, or whose business methods are or are reported to be questionable.

c. LICENSEE further agrees to sell to LICENSOR, if requested to do so by LICENSOR, any product manufactured or sold by LICENSEE, from LICENSEE's regular production at LICENSEE's customary net selling price.

12.  BOOKS, RECORDS, AND RIGHTS TO AUDIT

a. LICENSEE agrees that it shall keep complete and accurate written books of accounts and records, maintained in accordance with generally accepted accounting principles consistently applied, at its principal place of business, covering all Licensed Product manufactured, distributed, and sold under the Trademarks. LICENSEE shall provide LICENSOR with the following:

     (i) an audited, set of financial statements (i.e., balance sheet, income statement, and sources and uses of funds) to be delivered to LICENSOR within ONE HUNDRED TWENTY (120) days after the end of each fiscal year of LICENSEE; and

     (ii) an interim set of financial statements to be delivered to LICENSOR within SIXTY (60) days following the end of the first six (6) months of each fiscal year of LICENSEE. All such financial information must be prepared by an independent certified public accountant, approved in writing by LICENSOR. LICENSOR HEREBY APPROVES SEIDMAN & SEIDMAN AS THE

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     ACCOUNTANT.

b. LICENSOR and its duly authorized representatives shall have the right, AT LICENSOR'S EXPENSE, at all reasonable BUSINESS hours of the day, with reasonable notice to audit LICENSEE's books of account and records and all other documents and material in the possession or under the control of LICENSEE with respect to the subject matter and the terms of this Agreement and to make copies and extracts thereof. Within ten (10) days following any written request by LICENSOR, LICENSEE will deliver copies and extracts of any books of account, records, documents, materials, and information as are requested by LICENSOR inclusive of, but not limited to: financial statements, general ledger detail and supporting journals, documents, sales and credit memo registers, financial projections and wholesale price listings. All books of account and records of LICENSEE covering all transactions relating to this Agreement shall be retained by LICENSEE for at least three (3) years after the expiration or termination of this Agreement for inspection by LICENSOR. In the event that any such audit reveals an underpayment by LICENSEE, LICENSEE shall immediately remit payment to LICENSOR in the amount of such underpayment plus interest calculated at the maximum annual percentage rate allowable by law, compounded daily, calculated from the date such payment was actually due until the date when such payment is, in fact, actually made. In the event that any material underpayment is revealed by any such audit, LICENSEE shall pay all reasonable costs and expenses of the examination and audit, including any reasonable travel expenses incurred by LICENSOR in making such examination, and costs and expenses of any accountants or other persons retained by LICENSOR to examine, audit, or analyze LICENSEE's records. A "material underpayment" is hereby defined as an underpayment of five percent (5%) or more.

13.  INSURANCE

     LICENSEE shall, throughout the term of this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company acceptable to LICENSOR, a policy or policies of insurance, insuring

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     against those risks customarily insured against under broad form comprehensive general liability policies arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Product or any use thereof, including "product liability", "completed operations", "advertisers' liability insurance", etc and any liability of LICENSEE arising out of Paragraph 20, below. All such policies of insurance shall have endorsements or coverage with combined single limits of not less than $1,000,000 with deductibles reasonably acceptable to LICENSOR and shall name LICENSOR, and those designated by LICENSOR, WITH LICENSEE'S APPROVAL, as additional insureds thereunder. Such policies of insurance shall contain:

a.   severability of interest;

b.   cross liability; and

c. endorsement stating: "Such insurance as is afforded by this policy for the benefit of BHPC Marketing, Inc. shall be primary as respects any liability of claims arising out of (LICENSEE's) operation, and any insurance carried by BHPC Marketing, Inc. shall be excess and non-contributory."

     The policies shall provide for ten (10) days notice to LICENSOR from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination. LICENSEE agrees to furnish LICENSOR a certificate of insurance or copy of the policies evidencing same within thirty (30) days after execution of this Agreement and from time to time as requested by LICENSOR within ten (10) days of LICENSOR's request; in no event, shall LICENSEE manufacture, offer for sale, sell, advertise, promote, ship and/or distribute the Licensed Product prior to receipt by LICENSOR of such evidence of insurance. If LICENSEE fails to procure, maintain and/or pay for at the times and for the durations specified in this Agreement, the insurance required hereunder, or fails to carry insurance required by any governmental requirement, LICENSOR may (but without obligation to do so), and without notice to LICENSEE, perform such obligations on behalf of LICENSEE, and the cost thereof, together with interest thereon at the

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maximum rate allowed by law, shall immediately become due and payable to LICENSOR.

14.  USE, DISPLAY, AND SALE INVOLVING THE TRADEMARKS AND COPYRIGHT

a. In order to protect the Trademarks and LICENSOR's reputation, LICENSEE will manufacture, distribute and sell the Licensed Product in compliance with all applicable laws. DURING THE TERM OF THIS AGREEMENT, in no event shall LICENSEE, or any affiliated entity, manufacture or import, distribute or sell any products using trademark or other designation containing the words "BEVERLY HILLS", or "POLO", or depicting any equestrian figure, without the written consent of LICENSOR.

b. It is specifically understood and agreed that LICENSEE may engage in the manufacture and distribution of products similar to or competitive with the Licensed Product for its own account or pursuant to license agreements with others, provided, however, neither LICENSEE nor any employee, shareholder, officer, director, parent, subsidiary or affiliate of LICENSEE shall manufacture or import, distribute or sell merchandise, THE BRAND NAME OF which has a closely resembling similarity to the Trademarks. LICENSEE further agrees not to use a closely resembling similarity of any graphic, style or design supplied by LICENSOR TO LICENSEE EXCEPT FOR SUCH ITEMS AS ARE GENERIC OR STANDARD STYLES AND DESIGNS AND THOSE ITEMS WHICH LICENSEE HAS ALREADY BEEN USING ON THE DATE OF THIS AGREEMENT FOR ITS OTHER PRODUCT LINES.

c. LICENSEE shall exercise reasonable efforts, within the limits allowed by the laws and governmental regulations in effect in the Territory, to ensure that its merchandising and sale of the Licensed Product shall conform to policies and methods suitable for goods of high quality sold under a prestigious label of worldwide repute.

15.  OWNERSHIP OF THE TRADEMARKS

a. LICENSEE agrees that nothing in this Agreement shall give LICENSEE any right, title, or interest in the Trademarks other than the license to use the Trademarks on the Licensed Product; that such marks are the sole property of LICENSOR; that all such uses by LICENSEE of such marks shall inure only to the benefit of LICENSOR; and it being understood that all

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BHPC.12

     right, title and interest relating thereto are expressly reserved by the LICENSOR except for the rights being licensed hereunder.

b. LICENSEE recognizes that LICENSOR may already have entered into license agreements with respect to the Trademarks for products which fall into the same general product category as the Licensed Product, but which are not sold to the same retail store departments as the Licensed Product, and which may be similar to, but not the same as, the Licensed Product in terms of function, or otherwise. LICENSOR WILL ADVISE LICENSEE OF THE SPECIFICS OF EACH SUCH AGREEMENT. LICENSEE hereby expressly concedes that the existence of said xxxxxxx xxxx xxx and shall xxx xxxxxxx x breach of this Agreement by the LICENSOR. NOTHING HEREIN SHALL PERMIT LICENSOR TO LICENSE A RETAIL OUTLET DIRECTLY TO MAKE LICENSED PRODUCTS OR PRODUCTS SUBSTANTIALLY SIMILAR THERETO, IT BEING UNDERSTOOD THAT ANY SUCH PRODUCTS TO BE SOLD BY THE RETAIL OUTLET MUST BE PURCHASED FROM LICENSEE.

c. LICENSEE agrees and acknowledges that if it has obtained or obtains in the future, in any country, any right, title, or interest in any marks which are confusingly similar to the Trademark, (including the filing of any application for trademarks or service mark registration or the obtaining of any issued registration), that LICENSEE has acted or will act as an agent and for the benefit of LICENSOR. LICENSEE further agrees to execute any and all instruments deemed by LICENSOR, its attorneys or representatives, to be necessary to transfer such right, title, or interest to LICENSOR to protect LICENSOR's right, title and interest in such marks.

d. LICENSEE agrees not to raise or cause to be raised to third parties, either during the term of this Agreement or after its expiration or termination, on any grounds whatsoever, any questions concerning the validity of the Trademarks or LICENSOR's rights therein.

16.  COMPLIANCE WITH LIMITATIONS ON USE OF TRADEMARKS

     LICENSEE agrees that the Licensed Product, and all labels, hang tags, packaging and other trade dress, used in connection with such Licensed Products, shall not violate any restrictions on use or display of the marks as provided in that Settlement Agreement and Consent Judgement with Polo Fashions, Inc., a copy of which is attached hereto as Exhibit "D". Nothing contained in this Agreement makes Polo Fashions, Inc., or any related company, a third party beneficiary of this Agreement. IN THE EVENT LICENSEE IS SUBJECT TO LOSS OR LIABILITY UNDER SAID SETTLEMENT AGREEMENT AND/OR CONSENT JUDGMENT FOR ANY ACTIONS NOT IN BREACH OF THIS AGREEMENT OR ACTIONS OF LICENSEE APPROVED BY LICENSOR PURSUANT TO THIS AGREEMENT; LICENSOR SHALL INDEMNIFY AND HOLD HARMLESS THE LICENSEE AND ITS DIRECTORS, OFFICERS AND RELATED COMPANIES, INCLUDING IN THE EVENT LICENSEE'S RIGHTS UNDER THIS AGREEMENT ARE MATERIALLY AND ADVERSELY IMPAIRED THROUGH NO BREACH BY LICENSEE.

17.  THIRD PARTY INFRINGEMENT

     LICENSOR WARRANTS THAT IT OWNS THE TRADEMARKS AND HAS ALL NECESSARY RIGHTS AND AUTHORITY TO ENTER INTO THIS AGREEMENT, THAT IT WILL EXERCISE BEST EFFORTS TO KEEP THE TRADEMARKS VALID AND SUBSISTING AND UNIMPAIRED BY ITS ACTIONS, AND THAT IT HAS NO KNOWLEDGE OF ANY INFRINGEMENT OF THE TRADEMARKS IN CONNECTION WITH PRODUCTS SIMILAR TO THE LICENSED PRODUCTS. LICENSEE agrees to notify LICENSOR in writing of any infringements or imitations by third parties of the Trademarks, the Licensed Product and/or the Promotional and Packaging Material which may come to LICENSEE's attention. In the event that a third party should infringe any of the Trademark rights or any other rights under this Agreement in the Territory, LICENSOR shall have the sole right to determine whether any action shall be taken on the account of such infringement, and LICENSEE shall not take any action on account of any infringement without first obtaining written consent of LICENSOR, such consent not to be unreasonably withheld.

18.  ASSIGNABILITY AND MANUFACTURING

  a. The license granted hereunder is, and shall remain, personal to LICENSEE and shall not be granted, assigned, or otherwise conveyed by any act of LICENSEE or by operation of law. For the purposes of this Paragraph 18, any sale or transfer of any ownership interest in LICENSEE shall constitute a prohibited assignment of the license granted hereunder.

     LICENSEE shall have not right to grant any sublicenses without LICENSOR's prior to express written approval. Any attempt on the part of LICENSEE to arrange to sublicense or assign to third parties its rights under this Agreement, shall constitute a material breach of this Agreement. NOTHING HEREIN PRECLUDES LICENSEE FROM PLEDGING THIS AGREEMENT AS COLLATERAL OR SECURITY FOR FINANCING TO ITS PRIMARY LENDERS OR HIRING THIRD PARTIES TO MANUFACTURE, ASSEMBLE OR SELL THE LICENSED PRODUCTS.

  b. LICENSOR shall have the right to assign its rights and obligations under this Agreement without the approval of LICENSEE.

19.  NO AGENCY, JOINT VENTURE, PARTNERSHIP

     The parties hereby agree that no agency, joint venture, or partnership is created by this Agreement, and that neither party shall incur any obligation in the name of the other without the other's prior written consent.

20.  INDEMNIFICATION

  a. Except for claims of trademark infringement, UNFAIR COMPETITION or similar claims, LICENSEE will indemnify, defend and hold LICENSOR harmless from any and all THIRD PARTY liabilities, claims, obligations, suits, judgments and expenses whatsoever, including court costs and REASONABLE attorney's fees, which LICENSOR may incur or which may be asserted against LICENSOR and which arise or occur with respect to the operation of LICENSEE's business as it relates to the design, import, manufacture, distribution, promotion, advertisement, and sale of the Licensed Product under the Trademarks or with respect to this Agreement and LICENSEE's performance hereunder; AND FURTHER PROVIDED THAT WITH RESPECT TO ANY MATTER FOR WHICH LICENSEE HAS AN OBLIGATION TO INDEMNIFY LICENSOR, LICENSEE SHALL HAVE THE RIGHT TO UNDERTAKE AND CONDUCT THE DEFENSE OF ANY CAUSE OF ACTION SO BROUGHT AND HANDLE ANY SUCH CLAIM OR DEMAND, PROVIDED THAT LICENSEE SHALL CONSULT WITH LICENSOR IN GOOD FAITH REGARDING THE HANDLING OF THE CLAIM AND OBTAIN LICENSOR'S CONSENT FOR ANY SETTLEMENT OR COMPROMISE THAT ADVERSELY AFFECTS LICENSOR'S BUSINESS.

  B. LICENSOR WILL INDEMNIFY, DEFEND AND HOLD LICENSEE HARMLESS FROM ANY AND ALL THIRD PARTY LIABILITIES, CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS

     AND EXPENSES WHATSOEVER, INCLUDING COURT COSTS AND REASONABLE ATTORNEY'S FEES, WHICH LICENSEE MAY INCUR OR WHICH MAY BE ASSERTED AGAINST LICENSEE AND WHICH ARISE OR OCCUR WITH RESPECT TO THE OPERATION OF LICENSOR'S BUSINESS OR THE CONDUCT OF LICENSOR'S OTHER LICENSEES OF THE TRADEMARKS, OR ANY CLAIM OF INFRINGEMENT, UNFAIR COMPETITION, AND THE LIKE WITH RESPECT TO LICENSEE'S USE OF THE TRADEMARKS IN COMPLIANCE WITH THE TERMS OF THIS AGREEMENT; AND FURTHER PROVIDED THAT WITH RESPECT TO ANY MATTER FOR WHICH LICENSOR HAS AN OBLIGATION TO INDEMNIFY LICENSEE, LICENSOR SHALL HAVE THE RIGHT TO UNDERTAKE AND CONDUCT THE DEFENSE OF ANY CAUSE OF ACTION SO BROUGHT AND HANDLE ANY SUCH CLAIM OR DEMAND, PROVIDED THAT LICENSOR SHALL CONSULT WITH LICENSEE IN GOOD FAITH REGARDING THE HANDLING OF THE CLAIM AND OBTAIN LICENSEE'S CONSENT FOR ANY SETTLEMENT OR COMPROMISE THAT ADVERSELY AFFECTS LICENSEE'S BUSINESS. SUCH INDEMNITY SHALL EXTEND TO LIABILITIES AND CLAIMS INCURRED AFTER THE EXPIRATION OR TERMINATION OF THIS AGREEMENT BUT WHICH ARE BASED ON ACTS OR EVENTS WHOSE PROXIMATE CAUSE AROSE DURING THIS AGREEMENT.

21.  TERMINATION

  a. In addition to the termination rights provided elsewhere in this Agreement, EACH PARTY will have the right to terminate this Agreement in the event that:

     (i) THE OTHER PARTY violates or fails to perform any agreement, obligation, term, or condition of this Agreement and that violation or failure to perform is not cured within THIRTY (30) days following written notice thereof; or

     (ii) THE OTHER PARTY becomes insolvent, files a voluntary petition in bankruptcy, a petition is filed against THAT PARTY to have THAT PARTY adjudicated as bankrupt and same is not dismissed in sixty (60) days, THAT PARTY enters into any composition with ITS creditors, BUT NOT INCLUDING reorganization under the Bankruptcy Code. Provided, however, such termination BY LICENSEE shall not relieve LICENSEE of the obligation to pay any Royalty EARNED BY LICENSOR up to the effective date of termination, nor prejudice any cause of action or claim of THE TERMINATING PARTY accrued, or to accrue, on account of the breach or default of THE OTHER PARTY.

  b. Notwithstanding the provisions of sub-paragraph 21a. (i) to the contrary, in the event that LICENSEE violates this Agreement or fails to perform any MATERIAL agreement, obligation, term, or condition of this Agreement for the third (3rd) time, for any reason EXCEPT FORCE MAJEURE, LICENSEE shall forfeit the right to cure such violation or failure to perform, and this Agreement will terminate upon the giving of the written notice thereof.

22.  EFFECT OF EXPIRATION OR TERMINATION

  a. EXCEPT FOR THE LIMITED PURPOSES INDICATED BELOW, upon expiration or termination of this Agreement, all rights and licenses granted to LICENSEE hereunder shall immediately expire, shall forthwith revert to LICENSOR, and LICENSEE shall immediately cease and desist from using the Trademarks and any technical information supplied by LICENSOR to LICENSEE hereunder. To this end, LICENSEE will be deemed to have automatically assigned to LICENSOR, PURSUANT TO THE EXPRESS PROVISIONS
     OF THIS AGREEMENT, upon such expiration or termination, the Trademarks, equities, good will, titles, and other rights in or to the Licensed Product and all adaptations, compilations, modifications, translations and versions thereof, and all other trademarks used in connection therewith (NOT INCLUDING ANY OF LICENSEE'S TRADEMARKS AND LOGOS) which have been or may be obtained by LICENSEE or which may vest in LICENSEE and which have not already been assigned to LICENSOR BUT NOT INCLUDING ANY GENERIC OR STANDARD STYLES, LABELS, TAGS, DESIGNS, GRAPHICS, AND THE LIKE. LICENSOR may thereafter, in its sole discretion enter into such arrangements as it deems desirable, with any other party, for the manufacture, promotion and sale of the Licensed Product in the Territory.

  b. Any Licensed Product, finished or in progress, shall be disposed of as follows:

     (A) UPON EXPIRATION OF THIS AGREEMENT OR TERMINATION FOR BREACH BY LICENSOR; any finished Licensed Product in LICENSEE's possession OR IN PROGRESS unsold OR SOLD BUT NOT DELIVERED on the date of the expiration of this Agreement may, subject to payment of the Royalty payable to LICENSOR, be sold by LICENSEE, pursuant to a plan to be approved by LICENSOR, OR TO THE CUSTOMERS TO WHOM LICENSEE IS COMMITTED OR HAVE BOUGHT SAID PRODUCT; for a period of one hundred twenty (120) days after expiration hereof. Any Royalty paid by LICENSEE to LICENSOR during the aforementioned one hundred twenty (120) day period is separate and apart from the Royalty generated during the term of the Agreement and such Royalty is not to be applied to the Guaranteed Annual Royalty Payments as outlined in Subparagraph 10b. and column (C) of item 7 of the attached License Agreement Detail Schedule. All inventory remaining after such one hundred twenty (120) day period shall be destroyed or stripped of all imprints, lettering, mentions or other reproductions of or references to the Trademarks and related logos; and all molds, patterns, transfers, and other property bearing the Trademarks of relating thereto shall be destroyed; all under the supervision of LICENSOR, AT LICENSOR'S COST IF ANY TRAVEL INVOLVED. EXCEPT FOR GOODS ALREADY COMMITTED OR SOLD TO LICENSEE'S CUSTOMERS, LICENSOR shall have the first right to purchase said Licensed Product at the direct cost price (comprised of material and direct labor expenses as set forth in LICENSEE's books and records, plus five percent (5%) for overhead) upon expiration or termination of this Agreement.

     (B) Any finished Licensed Product in LICENSEE's possession unsold on the date of termination of this Agreement (OTHER THAN FOR BREACH BY LICENSOR), and all molds, patterns, transfers and other property bearing the Trademarks or relating thereto shall be destroyed OR DEFACED TO REMOVE THE TRADEMARKS by LICENSEE within thirty (30) days following the termination of this Agreement; further, LICENSEE agrees, on or before the LAST DAY OF THE ONE HUNDRED DAY (120) PERIOD, to provide LICENSOR with a certificate signed by LICENSEE's Chief Executive Officer certifying under penalty of perjury that such UNSOLD inventory, molds, patterns, transfers, and other property have been destroyed OR DEFACED SO AS TO INCLUDE THE TRADEMARKS AND LOGO OF LICENSOR. SOLD PRODUCT MAY BE DELIVERED TO THE CUSTOMERS. LICENSEE shall, within SIXTY (60)

BHPC.12

     days after expiration or termination of this Agreement as the case may be, furnish LICENSOR with a full and detailed written statement of the Licensed Product in its inventory or the Licensed Product in progress as STATED IN SUBPARAGRAPH 22.C. BELOW. LICENSOR shall have the option of conducting a physical inventory at the time of expiration or termination and/or at a later date (WITHIN THIRTY (30) DAYS OF TERMINATION OR EXPIRATION) in order to ascertain or verify such statement. In the event that the LICENSEE refuses to permit LICENSOR to conduct such physical inventory, LICENSEE shall forfeit its rights hereunder to dispose of such UNSOLD inventory. In addition to such forfeiture, LICENSOR shall have recourse to all other remedies available to it.

c. Upon the termination of this Agreement, LICENSEE shall, within ten (10) days following termination, give written notice to LICENSOR of the:

          (i) Licensed Product, by style, in its possession or under its control;
          (ii)  location of the inventory of the Licensed Product;
          (iii) amount of the work in process;
          (iv)  Licensed Product in transit; and
          (v) name, address, and telephone number of each contractor, shipper and/or sales representative.

d. EXCEPT FOR THE INVENTORY PHASE-OUT RIGHTS AS STATED ABOVE, LICENSEE shall accept no order, or undertake any new production, that would be delivered after the date of expiration of this Agreement. Three (3) months prior to the expiration of this Agreement, and monthly thereafter until expiration, LICENSEE shall provide to LICENSOR an inventory, by style, of all the Licensed Product in its possession or under its control, and all work in process. Three (3) months prior to the expiration of this Agreement, and MONTHLY until expiration, LICENSEE shall provide LICENSOR with copies of all orders, invoices, bills of lading, credit memoranda, and statements provided to LICENSEE's factor (if any).

e. LICENSEE shall deliver to LICENSOR, upon termination of this Agreement or thirty (30) days prior to the expiration of this Agreement the names, addresses, and telephone numbers of each supplier of any item having the

BHPC.12

     Trademarks. LICENSEE shall be responsible to LICENSOR for any damages caused by the unauthorized use by LICENSEE or by others ONLY IF CAUSED BY THE RECKLESS CONDUCT OF LICENSEE of such reproduction materials which are not turned over to LICENSOR.

23.  MODIFICATION; WAIVER

     No modification of any of the terms or provisions of this agreement shall be valid unless contained in a writing signed by the parties. No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature. EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT, resort by LICENSOR OR LICENSEE to any remedies referred to in this Agreement or arising by reason of a breach of this Agreement by LICENSEE OR LICENSOR shall not be construed as a waiver by LICENSOR of its right to resort to any and all other legal and equitable remedies available to LICENSOR OR LICENSEE.

24.  FORCE MAJEURE

     Neither LICENSOR nor LICENSEE shall be liable to each other or be deemed in breach or default of any obligations contained in this Agreement, for any delay or failure to perform due to causes beyond its reasonable control, including but not limited to delay due to the elements, acts of the United States Government, acts of a foreign government, acts of God, fires, floods, epidemics, embargoes, riots, strikes, any of the foregoing events being referred to as a "Force Majeure" condition. In such event, dates for performance shall be extended for the period of delay resulting from the Force Majeure condition. The party affected by a Force Majeure condition shall, as soon as practicable, notify the other party of the nature and extent of such condition.

25.  NOTICE

     All notices, approvals, consents, requests, demands, or other communications to be given to either party in writing may be effected by personal delivery or by depositing the same in the United States mail, certified and return receipt requested, postage prepaid. Such

BHPC.12

     communication shall be addressed to LICENSEE and LICENSOR at their respective addresses as set forth in the preamble above.

26.  CONSTRUCTION; VENUE

     This Agreement shall be construed in accordance with the laws of the State of California, U.S.A., and the parties agree that it is executed and delivered in that state, and any claims arising hereunder shall, at LICENSOR's election, be prosecuted in the appropriate Court of the State of California in Los Angeles County or any Federal District Court therein.

27.  ENTIRE AGREEMENT

     This Agreement, contains the entire understanding of the parties and there are no representations, warranties, promises, or undertakings other than those contained herein. This Agreement supersedes and cancels all previous agreements between the parties hereto.

28.  CONFIDENTIAL INFORMATION

     LICENSOR and LICENSEE agree (and shall instruct their partners, officers, directors, designers, and other persons to whom disclosure is made) to keep strictly confidential all designs, manufacturing instructions, and other information relating to the Licensed Product or THE CUSTOMERS AND BUSINESS OPERATIONS OF THE OTHER PARTY that are not otherwise available to the public, whether furnished by one to the other or in any way acquired by either party; and the same shall be used by either party solely under this Agreement and for the purpose of marketing of the Licensed Product. THIS PROVISION, AS WELL AS ALL INDEMNIFICATIONS PROVIDED IN THIS AGREEMENT, SURVIVE TERMINATION OF EXPIRATION.

29.  EQUITABLE RELIEF

     LICENSEE acknowledges and agrees that:

     (i)   LICENSEE's failure to meet the quality standards herein;
     (ii) LICENSEE's failure: (a) to use the Trademarks, or (b) to manufacture, offer for sale, sell, advertise, promote, ship or distribute the Licensed Product, both in accordance with the provisions of this Agreement; or

BHPC.12

     (iii) any unauthorized use or disclosure of confidential information of LICENSOR OR LICENSEE, cannot be compensated adequately with a remedy at law and will cause irreparable damage to LICENSOR OR LICENSEE. Accordingly, the parties agree that LICENSOR OR LICENSEE may seek from any court having jurisdiction, such equitable relief by way of temporary restraining orders, permanent injunctions or otherwise as is available to compel the discontinuance of such conduct. LICENSEE agrees that any court of general jurisdiction in Los Angeles County or any Federal District Court therein shall have jurisdiction of such claim.

30.  ATTORNEYS' FEES

     In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorneys' fees as shall be fixed by a court of competent jurisdiction.

31.  BINDING EFFECT

     This Agreement shall be binding on the parties, and their successors and assigns.

32.  SURVIVAL OF THE RIGHTS

     Notwithstanding anything to the contrary contained herein, such obligations which remain executory after expiration of the term or termination of this Agreement shall remain in full force and effect until discharged by performance and such rights as pertain thereto shall remain in force until their expiration.

33.  SEVERABILITY

     In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other term or provision and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

34.  CAPTIONS

     The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purpose of reference. Such

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BHPC.12

     captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

35.  INCORPORATION OF EXHIBITS

     LICENSOR and LICENSEE acknowledge and agree that the provisions of Exhibits "A" through "D" attached hereto (the "Exhibits") are integral to this Agreement and that the provisions of the Exhibits are all hereby incorporated herein and made a part hereof as if set out in full in this Agreement.

36.  RIGHT OF FIRST REFUSAL

     LICENSOR will offer to LICENSEE the Right of First Refusal to license the product category of men's warm up suits in all fabrications, excluding silk, men's basic pique and jersey polo shirts, men's beachwear, i.e. swimwear, crew neck fleece tops in solid colors, embroidery, screen prints and color block, matching basic t-shirts and tank tops, and basic fleece pants. LICENSOR will submit in writing to LICENSEE the terms and conditions of ANY GOOD FAITH offer to license ANY OF said product categories in the United States. LICENSEE will have fifteen (15) days from receipt of said notice to notify LICENSOR in writing that it is willing to accept a License Agreement under the same terms and conditions as the offer. If LICENSOR is not notified within said time period, LICENSOR will deem that LICENSEE has refused the offer and will pursue the license with the offering party ON THE SAME TERMS AND CONDITIONS PRESENTED TO LICENSEE. IF THE TERMS AND CONDITIONS CHANGE, LICENSOR SHALL OFFER THE RIGHT OF FIRST REFUSAL TO LICENSEE ONCE AGAIN. THESE RIGHTS OF FIRST REFUSAL SHALL CONTINUE THROUGH THE TERM OF THIS AGREEMENT WHENEVER THE RIGHTS FOR SAID PRODUCT CATEGORIES ARE OFFERED TO A THIRD PARTY FOR LICENSING.

37.  APPROVALS

     ALL APPROVALS OR CONSENTS REQUIRED TO BE GIVEN BY ONE PARTY TO THE OTHER UNDER THIS AGREEMENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY.

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BHPC.12

     IN WITNESS WHEREOF, the parties hereto agree that this Agreement shall take effect as of the date and year first above written above.

LICENSOR:                              LICENSEE:

BHPC MARKETING, INC.,                  I. C. ISAACS & CO., L.P.
a California Corporation               a Delaware Limited Partnership


BY:                                    BY:
   --------------------------------       ------------------------------
Don Garrison                           Jerry Lear
Licensing Director                     President, C.E.O.


Date:                                  Date:
     ------------------------------         ----------------------------

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BHPC.12

                                SECTION (I)

                          NET SHIPMENT STATEMENT

     The written statement of Net Shipments of Licensed Product (a copy of which is attached hereto as Exhibit "F") referred to in Paragraph 9a must be certified as accurate by LICENSEE and will include, but will not be limited to, information as to: each respective invoice number (in sequential order inclusive of all "voided" invoices), invoice date, customer name or number, gross dollar amount invoiced, terms of any customary trade allowances (as a percentage and in aggregate dollars), actually credited returns (in aggregate dollars), and other deductions taken against the gross dollar amount invoiced, and any such other further information as LICENSOR may from time to time request. Such statements shall be furnished to LICENSOR whether or not any Licensed Product has been shipped, distributed and/or sold during the preceding Royalty Period and whether or not any monies are then due LICENSOR.

                               SECTION (II)

                     BOOKS, RECORDS, AND RIGHTS TO AUDIT

Within ten (10) days following any written request by LICENSOR, LICENSEE will deliver copies and extracts of any books of account, records, documents, materials, and information as are requested by LICENSOR inclusive of, but not limited to: financial statements, general ledger detail and supporting journals, documents, sales and credit memo registers, financial projections and wholesale price listings. All books of account and records of LICENSEE covering all transactions relating to this Agreement shall be retained by LICENSEE for at least three (3) years after the expiration or termination of this Agreement for inspection by LICENSOR.

                                 EXHIBIT "C"
                                 Page 1 of 3

BHPC.12

                                 SECTION (III)

                            INSURANCE REQUIREMENTS

All such policies of insurance shall have endorsements or coverage with combined single limits of not less than $1,000,000 with deductibles reasonably acceptable to LICENSOR and shall name LICENSOR, and those designated by LICENSOR, with LICENSEE's approval, as additional insureds thereunder. Such policies of insurance shall contain:
a. severability of interest;
b. cross liability; and
c. endorsement stating: "Such insurance as is afforded by this policy for the benefit of BHPC Marketing, Inc. shall be primary as respects any liability of claims arising out of (LICENSEE's) operation, and any insurance carried by BHPC Marketing, Inc. shall be excess and non-contributory."
The policies shall provide for ten (10) days notice to LICENSOR from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination. LICENSEE agrees to furnish LICENSOR a certificate of insurance or copy of the policies evidencing same within thirty (30) days after execution of this Agreement and from time to time as requested by LICENSOR within ten (10) days of LICENSOR's request, in no event, shall LICENSEE manufacture, offer for sale, sell, advertise, promote, ship and/or distribute the Licensed Product prior to receipt by LICENSOR of such evidence of insurance.

                                SECTION (IV)

            DISPOSAL OF INVENTORY ON EXPIRATION OR TERMINATION

(A) Upon expiration of the term of this Agreement, any finished Licensed Product in LICENSEE's possession or in progress unsold or sold but not delivered on the date of the expiration of this Agreement may, subject to payment of the Royalty payable to LICENSOR, be sold by LICENSEE, pursuant to a plan to be approved by LICENSOR, or to the customers to whom LICENSEE is committed or have bought said product, for a period of one hundred twenty
(120) days after expiration hereof. Any Royalty paid by LICENSEE to LICENSOR during the aforementioned one hundred twenty (120) day period is separate and apart from the Royalty generated during the term of the Agreement and such Royalty is not to be applied to the Guaranteed Annual Royalty Payments as outlined in Subparagraph 10b, and column (C) of item 7 of the attached License Agreement Detail Schedule. All inventory remaining after such one hundred twenty (120) day period shall be destroyed or stripped of all imprints, lettering, mentions or other reproductions of or references to the Trademarks and related logos; and all molds, patterns, transfers, and other property bearing the Trademarks of relating thereto shall be destroyed; all under the supervision of LICENSOR, at LICENSOR's cost if travel involved.

                                 EXHIBIT "C"
                                 Page 2 of 3

BHPC.12

Except for goods already committed or sold to LICENSEE's customers, LICENSOR shall have the first right to purchase said Licensed Product at the direct cost price (comprised of material and direct labor expenses as set forth in LICENSEE's books and records, plus five percent (5%) for overhead) upon expiration or termination of this Agreement.

(B) Any finished Licensed Product in LICENSEE's possession unsold on the date of termination of this Agreement (other than for breach by LICENSOR), and all molds, patterns, transfers, and other property bearing the Trademarks or relating thereto, shall be destroyed or defaced to remove the Trademarks by LICENSEE within thirty (30) days following the termination of this Agreement; further, LICENSEE agrees, on or before the last day of the one hundred twenty
(120) day period, to provide LICENSOR with a certificate signed by LICENSEE's Chief Executive Officer certifying under penalty of perjury that such unsold inventory, molds, patterns, transfers, and other property have been destroyed or defaced so as not to include the Trademarks and logo of LICENSOR.



                                 EXHIBIT "C"
                                 Page 3 of 3